Exhibit 2.1


PLAN AND AGREEMENT OF REORGANIZATION
UNDER I.R.C. 368(a) (1) (B)

PROHEALTH MEDICAL TECHNOLOGIES, INC.

AND

RHL MANAGEMENT CORPORATION AND LAWRENCE LEE

collectively,

THE SHAREHOLDERS OF
APPLIED DNA SCIENCES, INC.

THIS PLAN AND AGREEMENT OF REORGANIZATION, dated this 17th day of October 2002 by and among:

PROHEALTH MEDICAL TECHNOLOGIES, INC. a corporation organized under the laws of the State of Nevada, with offices located at 211 West Wall Street, Midland, Texas 79701, (hereinafter sometimes referred to as "PROHEALTH")

AND

Lawrence C. Lee, ("Lee") and RHL Management Corporation (RHL) (hereinafter sometimes referred to as the "Selling Applied DNA Sciences, Inc. shareholders, or more simply the "ADNAS Shareholders"


WITNESSETH THAT:

         WHEREAS, PROHEALTH, a Nevada corporation, desires to acquire from the ADNAS Shareholders 100% of the issued and outstanding capital stock of ADNAS in exchange for 11,000,000 shares of the Common Stock of PROHEALTH in a transaction qualifying as a tax-free reorganization in accordance with Section 368(a)1(B) of the Internal Revenue Code;

         WHEREAS, PROHEALTH, by its Articles of Incorporation, as amended and restated, is authorized to issue 10,000,000 shares of $.0001 par value undesignated Preferred Stock, none of which shares are presently issued and outstanding, and 100,000,000 shares of $.0001 par value common stock, of which 10,145,640 are presently issued and outstanding;

         WHEREAS, ADNAS, by its Articles of Incorporation, which were filed with the Nevada Secretary of State on September 16, 2002, is authorized to issue one hundred thousand (100,000) shares of Common Stock with no par value, of which 100,000 shares (or 100%) are issued and outstanding;

         WHEREAS, on or about October 10, 2002, ADNAS signed an Exclusive Licensing Agreement, attached hereto as Exhibit "A", with Biowell Technology, Inc., a DNA based anti counterfeiting technology company organized under the laws of Taiwan, Republic of China, having its principal office at 18F No. 959, Chung-Cheng Rd, Chung-Ho City, Taipei County, Taiwan, 235 ROC) which agreement is believed by the parties to have significant value to ADNAS.

         NOW, THEREFORE, PROHEALTH, ADNAS and the ADNAS SHAREHOLDERS, in consideration of the mutual covenants, agreements and provisions hereinafter contained, intending to be legally bound, do hereby prescribe the terms and conditions of the reorganization of PROHEALTH and ADNAS and the mode of carrying the same into effect as follows:


ARTICLE I
THE REORGANIZATION/EXCHANGE

         1. PLAN OF REORGANIZATION. The ADNAS SHAREHOLDERS are the owners of 100,000 of the issued and outstanding capital stock of ADNAS, which 100,000 shares constitute 100% of the total issued and outstanding shares of Common Stock of ADNAS (such 100,000 shares being referred to herein as the "Acquired Shares"). It is the intention of the parties that all of the Acquired Shares be acquired by PROHEALTH in exchange solely for its voting stock in a reorganization qualifying under 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. As part of the reorganization, Mr. Lee shall be appointed to the Board of Directors, and Messrs. Glenn Little and Matthew Blair shall resign from the Board of ProHealth Medical Technologies, Inc.



         2. EXCHANGE OF SHARES. PROHEALTH and the ADNAS SHAREHOLDERS agree that at Closing, all 100,000 shares of ADNAS shall be exchanged for 11,000,000 shares of PROHEALTH Common Stock to be immediately issued at an exchange rate of one hundred ten (110) PROHEALTH MEDICAL TECHNOLOGIES, INC. shares for each ADNAS share (110:1); 5,500,000 shares will be delivered immediately to each of the two ADNAS SHAREHOLDERS.

The following numbers of PROHEALTH shares will, at Closing, be delivered to the individual ADNAS SHAREHOLDERS in exchange for their ADNAS shares, as follows.

                                No. of Shares                  No. of Shares
                                 of ADNAS                       of ProHealth
SHAREHOLDER                      Exchanged                      to be Issued

Lawrence C. Lee                   50,000                          5,500,000
RHL Management Corp.              50,000                          5,500,000

Total                            100,000                         11,000,000


         3. DELIVERY OF SHARES. At the Closing, each SELLING ADNAS SHAREHOLDER shall deliver his or her certificates for all of the issued and outstanding shares of ADNAS owned by such shareholder duly endorsed with signatures medallion guaranteed so as to make PROHEALTH the sole owner thereof, free and clear of all claims and encumbrances. Simultaneously at the Closing, PROHEALTH shall issue and deliver to the Selling ADNAS Shareholders certificates representing all of the PROHEALTH shares to be issued in exchange for the ADNAS shares, in such names, denominations and amounts as the SELLING ADNAS SHAREHOLDERS shall have requested. In the alternative, PROHEALTH may deliver to the selling ADNAS SHAREHODLERS duly executed instructions to its Transfer Agent for the immediate issuance of such shares. Time is of the essence.


         4.   INVESTMENT   REPRESENTATIONS.   Each  SELLING  ADNAS   SHAREHOLDER
acknowledges, agrees and represents that:

         (a) He or she has been advised that none of the shares of PROHEALTH being acquired by him or her hereunder have been registered under the Securities Act of 1933 (the "1933 Act").

         (b) All of the shares of PROHEALTH being acquired by him or her hereunder are being, and will be, acquired and held primarily for investment, and not merely for resale or distribution to the public and not for the purpose of effecting or causing to be effected a public offering of such securities , however, shares may be sold as otherwise permitted in accordance with the 1933 Act and the Rules and Regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder and any applicable Rule 144 restrictions on transfers.

         (c) He or she has been advised and is aware of the fact, that by reason of the foregoing investment representations and restrictions upon transfer: (i) if Rule 144 of the Rules and Regulations promulgated by the SEC is applicable to any future routine sales of any such securities, such sales can be made only in limited amounts in accordance with the terms and conditions of that Rule; (ii) in the case of securities to which that Rule is not applicable, compliance with some applicable registration exemption, if any be available, will be required;
(iii) all of the PROHEALTH shares to be acquired by the Selling ADNAS Shareholders will bear a legend restricting transfer thereof; and (iv) the Transfer Agent of the PROHEALTH 'S Common Stock will be given "stop-transfer" instructions so as to prevent any illegal transfer of such shares.

         (d) He or she has relied only and exclusively upon the representations of PROHEALTH contained herein and his or her own investigation into PROHEALTH and its financial condition for purposes of deciding to enter into and close the transaction contemplated by this Agreement and to accept shares of PROHEALTH in exchange for his or her shares of ADNAS. No representation or statements of PROHEALTH shall survive the Closing with the exception of the representations and warranties contained in this Agreement.

         5. Closing.

         (a) Closing shall take place at 10:00 a.m. on October 21, 2002 at the offices of ADNAS or at such other time and place as the parties may mutually select.

         (b) In addition to the share certificates to be delivered to PROHEALTH pursuant to Paragraph 3 above, ADNAS shall deliver or cause to be delivered to PROHEALTH the following documents at Closing:

(1) Certified copy of the Minutes of the Meeting of the Board of Directors of ADNAS ratifying and approving this Agreement and the Closing thereof;

(2) Certificate of good standing reflecting that ADNAS is a corporation in good standing in the state of its incorporation;

(3) A certificate from each of the Selling ADNAS Shareholders updating the representations and warranties included in this agreement, as if made on the Closing date AND certifying that Audited Financial Statements will be filed within 60 days of the filing of the 8k amendment (see paragraph 8 below) as permitted by the Securities and Exchange Commission;

(4) Any and all other documents which may be reasonably requested by PROHEALTH to effect and close this transaction.

         (c)  In  addition  to  the  share   certificates   or  Transfer   Agent
instructions to be delivered to the selling ADNAS SHAREHOLDRS pursuant to Paragraph 3 above, PROHEALTH shall deliver to ADNAS the following documents at
Closing:

(1) Certified resolution of the Board of Directors of PROHEALTH ratifying this Agreement and the Closing thereof and expressly authorizing the issuance of shares as required by this Agreement;

(2) A certificate of good standing of PROHEALTH reflecting that the COMPANY is in good standing under the laws of the state of its incorporation;


(3) All audited and unaudited Financial Statements filed on EDGAR;

(4) A certificate from the President and Secretary of PROHEALTH confirming the representations and warranties made by PROHEALTH as if made on the Closing date; and

(5) Any and all other documents as may be required by the Selling ADNAS Shareholders to close this Agreement.


         6. OFFICERS AND DIRECTORS. It is the intent of the parties that immediately after the Closing, PROHEALTH shall have a Board of Directors consisting of Mr. Lawrence Lee. The existing Board of Directors of PROHEALTH shall resign immediately upon closing.

         7. CORPORATE NAME CHANGE. Immediately upon the execution of this Plan and Agreement of Reorganization, Articles of Amendment to the Articles of Incorporation of PROHEALTH will be filed with the Secretary of State of Nevada changing its corporate name to "Applied DNA Sciences, Inc."

         8. CURRENT REPORT DISCLOSURE. Within 15 days of the execution of this Plan and Agreement of Reorganization, PROHEALTH (now renamed Applied DNA Sciences, Inc.) shall file a current report on Form 8-k disclosing the Plan and its intention to file Articles of Merger on a short form, which will be filed as an amendment to the 8K upon the Company's receipt of same from the Nevada Secretary of State.


ARTICLE II
CONDITIONS PRECEDENT

         1. Between the date hereof and the Closing PROHEALTH and its representatives shall have such reasonable access during normal business hours to the properties, offices, records and books of account of ADNAS as will not unreasonably interfere with the business and operations of ADNAS for the purposes of investigating the financial position, assets, liabilities and all other matters relating to the business of ADNAS and the correctness of ADNAS's representations and warranties and the fulfillment of the covenants and conditions of ADNAS as required in this Agreement.

         2. Between the date hereof and the Closing the Selling ADNAS Shareholders and their representatives shall have such reasonable access during normal business hours to the properties, offices, records and books of account of PROHEALTH as will not unreasonably interfere with the business and operations of PROHEALTH , for the purposes of investigating the financial position, assets, liabilities and all other matters relating to the business of PROHEALTH and the correctness of PROHEALTH 's representations and warranties and the fulfillment of the covenants and conditions of PROHEALTH as required in this Agreement.


ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF
PROHEALTH

         PROHEALTH, intending the Selling ADNAS Shareholders to rely thereon, represents, warrants and agrees as follows:


         1. PROHEALTH is, as of the date of this Agreement, a validly existing corporation in good standing, duly organized pursuant to the laws of the State of Nevada, with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties and to the best of its knowledge it possesses all necessary permits and licenses required in connection with the conduct of its business.

         2. The conduct of PROHEALTH 's present business is, to the best of its knowledge, in material compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

         3. Pursuant to its Articles of Incorporation, as amended, PROHEALTH is authorized to issue 10,000,000 shares of Preferred Stock having a par value of $.0001 per share, none of which are issued and outstanding, 100,000,000 shares of Common Stock having a par value of $.0001 per share, of which 10,145,640 shares are presently issued and outstanding. There are no other authorized or outstanding securities of any class or of any kind or character of the corporation. There are no outstanding subscriptions, options, warrants or other agreements or commitments obligating PROHEALTH to issue or to sell any additional shares of its stock or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

         4. Upon issuance of the Common Stock of PROHEALTH to the Selling ADNAS Shareholders, the Selling ADNAS Shareholders will become the owners of a total of 11,000,000 shares of PROHEALTH 's authorized, issued and outstanding Common Stock.


         5. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of PROHEALTH; any indenture, other agreement or instrument to which the corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.

         6. PROHEALTH is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of its stock or to any agreement that affects the voting rights of any of its stock, nor has such company made any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.

         7. PROHEALTH, to the best of its knowledge, has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed, in correct form; federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; to the extent that tax liabilities have accrued, but have not become payable, they are adequately reflected as liabilities on the books of the company; and PROHEALTH is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against PROHEALTH.

         8. There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to PROHEALTH, which might result in a material adverse change in the future financial condition or operations of PROHEALTH other than as previously disclosed to ADNAS or reflected in PROHEALTH 's audited financial statements provided to ADNAS.

         9. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

         10. No transactions have been entered into either by or on behalf of PROHEALTH, other than in the ordinary course of business, nor have any acts been performed (including within the definition of the term "performed" the failure to perform any required acts) which would adversely affect the goodwill of PROHEALTH.

         11. The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required corporate action and does not require any consents other than such as have been unconditionally obtained.

         12. At Closing, PROHEALTH shall not have any debt or liability nor any contract or commitment, which will require the payment of any sum, which will survive Closing.

         13. The Audited Financial Statements for PROHEALTH (all available on EDGAR) were prepared in conformity with generally accepted accounting principles consistently applied during the periods, and present fairly the financial position, results of operations, and changes in financial position, of PROHEALTH
..

         14. Except as set forth in the Audited Financial Statements of PROHEALTH, PROHEALTH is the owner, free and clear of any liens, pledges, or encumbrances, of all of the property and assets set forth in its Balance Sheets;

         15. PROHEALTH has no material liabilities or obligations except those disclosed in the Audited Financial Statements of PROHEALTH and does not have any knowledge of facts, which would require the setting up of additional reserves with respect thereto;

         16 PROHEALTH is not in default under or in breach of the provisions of any debt, security, mortgage, indebtedness, material contract, or agreement to which it is a party or by which it is bound, which default or breach would materially adversely affect its business or properties or condition, financial or otherwise, or would result in the creation of a lien or charge upon any of the properties or assets of PROHEALTH;

         17. No waiver, indulgence or postponement of any of the obligations of PROHEALTH has been granted by any obligee;


         18. There exists no event, current condition, or act which, with the giving of notice of the lapse of time or the happening of any other event or condition, would become a default under or breach of any such debt, security, mortgage, indebtedness, or material contract, or would result in the creation of a lien or charge upon the properties or assets of PROHEALTH as reflected in its Balance Sheets. None of the terms of any debt, security, mortgage indebtedness or other material contract or any other contract agreement would prevent the consummation of the Closing of this Agreement;

         19. There has been no adverse material change in the business or financial position and no event, condition or state of facts which materially and adversely affects, or threatens to materially and adversely affect, the business or results of operations or financial condition of PROHEALTH ;

         20. There are no loans, accrued obligations, liabilities, claims, or contractual obligations owed by PROHEALTH. to any of its Officers, Directors, or Stockholders;

         21. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning, building, or licensing ordinances affecting the real property or any significant leasehold interests of PROHEALTH , pending or threatened, which might affect the business, financial condition, or earnings of PROHEALTH;

         22. PROHEALTH does not have any debts and liabilities over $1,000 nor any contracts or commitments which will require the payment of over $1,000 which will survive the reorganization.

         23. The shares of PROHEALTH being acquired by the Selling ADNAS Shareholders hereby are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. There are no adverse claims against such shares or liens and encumbrances thereon. There are no agreements between PROHEALTH and any other individual or entity which would prevent or affect the consummation of the transaction provided for in this Agreement;

         24. The corporate record book of PROHEALTH. is complete and contains all amendments to the Articles, Bylaws and all Minutes of meetings of its Directors and Shareholders; and


         25. This Agreement and any Exhibits to this Agreement and all documents delivered to ADNAS and the Selling ADNAS Shareholders at the Closing in connection with this transaction are true and correct. The representations and warranties made by PROHEALTH in this Agreement contain no untrue statements of material facts and do not omit to state a material fact necessary to make the statements contained herein not misleading. Notwithstanding any investigation that may be made by ADNAS and/or the Selling ADNAS Shareholders, all representations and warranties of PROHEALTH made in this Agreement shall be deemed to have been made both at the time of the execution of this Agreement and at the Closing and shall survive the Closing of this Agreement.

         The foregoing representations, warranties and agreements shall be true and correct as of the effective date of the reorganization. Such representations, warranties and agreements shall survive the reorganization until October 31, 2003. None of such representations, warranties and agreements contain on the date hereof, or shall contain as of the effective date of the reorganization, any false or misleading statement of a material fact or omit to state any material fact necessary in order to make the representations, warranties and agreements that are made not misleading.


ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF
ADNAS

         ADNAS, intending PROHEALTH to rely thereon, represents and warrants as follows:

         1. ADNAS is, as of the date of this Agreement, a validly existing corporation in good standing, duly organized pursuant to the laws of the State of Nevada with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties and it possesses all necessary permits and licenses required in connection with the conduct of its business.

         2. The conduct of ADNAS's business is, to the best of its knowledge, in material compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

         3. Pursuant to its Articles of Incorporation ADNAS is authorized to issue 100,000 shares of Common Stock of no par value, of which 100,000 shares are issued and outstanding. There are no other authorized or outstanding equity or debt securities of ADNAS of any kind or character, and there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the corporation, to issue or to sell any additional shares of ADNAS's stock or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

         4. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of ADNAS; any indenture, other agreement or instrument to which such corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.

         5. ADNAS is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the stock or to any agreement that affects the voting rights of any of the stock, nor is there any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.

         6. ADNAS is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discounts for quantity or for cash payment.

         7. ADNAS has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed in correct form; all federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; to the extent that tax liabilities have accrued, but have not become payable, they are adequately reflected as liabilities on the books of such company; and ADNAS is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment been asserted against ADNAS.

         8. There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to ADNAS, which might result in a material adverse change in the future financial condition or operations of ADNAS other than as previously disclosed to PROHEALTH or reflected in ADNAS's financial statements provided to PROHEALTH.

         9. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

         10. No transactions have been entered into either by or on behalf of ADNAS, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term "performed" the failure to perform any required acts) which would adversely affect the goodwill of ADNAS.

         11. The entering into of this Agreement and the performance thereof have been duly and validly authorized by all required corporate action and do not require any consents other than such as have been unconditionally obtained.

         12. ADNAS is the owner, free and clear of any liens, pledges, or encumbrances, of all of the property and assets set forth in the Balance Sheet;

         13. ADNAS has no material liabilities or obligations except for $10,000 in shareholder loans. ADNAS does not have any knowledge of facts that would require the setting up of additional reserves with respect thereto;

         14. ADNAS is not in default under or in breach of the provisions of any debt, security, mortgage, indebtedness, material contract, or agreement to which it is a party or by which it is bound, which default or breach would materially adversely affect its business or properties or condition, financial or otherwise, or would result in the creation of a lien or charge upon any of the properties or assets of ADNAS;

         15. No waiver, indulgence or postponement of any of the obligations of ADNAS has been granted by any obligee.

         16. There exists no event, current condition, or act which, with the giving of notice of the lapse of time or the happening of any other event or condition, would become a default under or breach of any such debt, security, mortgage, indebtedness, or material contract, or would result in the creation of a lien or charge upon the properties or assets of ADNAS as reflected in the Balance Sheet. None of the terms of any debt, security, mortgage indebtedness or other material contract or any other contract or agreement would prevent the consummation of the Closing of this Agreement.

         17. There has been no adverse material change in the business or consolidated financial position, and no event, condition or state of facts which materially and adversely affects, or threatens to materially and adversely affect, the business or results of operations or financial condition of ADNAS.

         18. With the exception of $10,000 in shareholder loans, there are no loans, accrued obligations, liabilities, claims, or contractual obligations owed by ADNAS to any of its Officers, Directors, or Stockholders.


         19. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning, building, or licensing ordinances affecting the real property or any significant leasehold interests of ADNAS and its subsidiary, pending or threatened, which might affect the business, financial condition, or earnings of ADNAS.

         20. With the exception of the shareholder loans mentioned in paragraph 19, ADNAS does not have any debts and liabilities over $5,000 nor any contracts or commitments which will require the payment of over $5,000 which will survive the reorganization.

         21. The shares of ADNAS being acquired by PROHEALTH from the Selling ADNAS Shareholders hereby are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. To the best of ADNAS's knowledge, the SELLING ADNAS SHAREHOLDERS are the legal and beneficial owners of the shares claimed to be owned by them and, to the best of ADNAS's knowledge, there are no adverse claims against such shares or liens and encumbrances thereon. To the best of ADNAS's knowledge, there are no agreements between any of the SELLING ADNAS SHAREHOLDERS and any other individual or entity which would prevent or affect the consummation of the transaction provided for in this Agreement.

         22. The corporate record book of ADNAS is complete and contains all amendments to the Articles, Bylaws and all Minutes of meetings of Directors and Shareholders.

         23. This Agreement and any Exhibits to this Agreement and all documents delivered to PROHEALTH by ADNAS at the Closing in connection with this transaction are true and correct. The representations and warranties made by ADNAS in this Agreement contain no untrue statements of material facts and do not omit to state a material fact necessary to make the statements contained herein not misleading. Notwithstanding any investigation that may be made by PROHEALTH, all representations and warranties of ADNAS and the SELLING ADNAS SHAREHOLDERS made in this Agreement shall be deemed to have been made both at the time of the execution of this Agreement and at the Closing and shall survive the Closing of this Agreement.


         The foregoing representations, warranties and agreements and those contained in Article I, Paragraph 4 above shall be true and correct as of the effective date of the reorganization. Such representations, warranties and agreements shall survive the reorganization until October 31, 2003. None of such representations, warranties and agreements contain on the date hereof, or shall contain as of the effective date of the reorganization, any false or misleading statement of a material fact or omit to state any material fact necessary in order to make the representations, warranties and agreements contained herein not misleading.



ARTICLE V
CONDUCT OF PROHEALTH BEFORE CLOSING

         From the execution of this Agreement to Closing, PROHEALTH shall not take any action, or enter into any agreement, that would constitute or cause any inducement, representation or warranty of PROHEALTH contained in this Agreement to become untrue, nor take any action or enter into any agreement that would constitute or cause a breach of this Agreement. Specifically, but not in limitation of the foregoing, PROHEALTH shall not:

(a) enter into any employment or consulting agreement or otherwise create any employment relationship or salary/wage/ compensation/remuneration liability;

(b) amend its Articles of Incorporation and/or By-Laws;

(c) issue or agree to issue any stock or other securities, including any right, warrant or option to purchase or otherwise acquire any of its stock or securities;

(d) issue any bonds, debentures, notes or other evidences of indebtedness;

(e) declare or pay any dividend (whether in cash, property, or securities);

(f) purchase or redeem any of its stock;


(g) enter into any Agreement, whether written or oral, which shall survive the Closing except agreements which are executed in the ordinary course of business; or

(h) sell, lease, or encumber, or enter into any agreement to do any of the foregoing with respect to any real or personal property owned by it except in the ordinary course of business.

PROHEALTH will use its best efforts to preserve intact the business organization of PROHEALTH , to keep available to it the services of its present officers and employees, to preserve its present relationships with persons having significant business relations with it, to maintain all of its properties in customary repair and condition and to maintain insurance policies in respect of its business and properties consistent with current practice.


ARTICLE VI
CONDUCT OF ADNAS BEFORE CLOSING

         From the execution of this Agreement to Closing, ADNAS shall not take any action, or enter into any agreement, that would constitute or cause any inducement, representation or warranty of ADNAS contained in this Agreement to become untrue, nor take any action or enter into any agreement that would constitute or cause a breach of this Agreement. Specifically, but not in limitation of the foregoing, ADNAS shall not:

(a) enter into any employment/consulting or consulting agreement or otherwise create any employment relationship or salary/wage/ compensation/remuneration liability;

(b) amend its Articles of Incorporation and/or By-Laws;

(c) issue or agree to issue any stock or other securities, including any right, warrant or option to purchase or otherwise acquire any of its stock or securities;

(d) issue any bonds, debentures, notes or other evidences of indebtedness;

(e) declare or pay any dividend (whether in cash, property, or securities);

(f) purchase or redeem any of its stock;

(g) enter into any Agreement, whether written or oral, which shall survive the Closing except agreements which are executed in the ordinary course of business; or

(h) sell, lease, or encumber, or enter into any agreement to do any of the foregoing, any real or personal property owned by it except in the ordinary course of business.

ADNAS will use its best efforts to preserve intact the business organization of ADNAS, to keep available to it the services of its present officers and employees, to preserve its present relationships with persons having significant business relations with it, to maintain all of its properties in customary repair and condition and to maintain insurance policies in respect of its business and properties consistent with current practice.

ARTICLE VII
CONDUCT OF PARTIES PENDING CLOSING

         1. PROHEALTH and ADNAS each agree to give to the other and the authorized representatives of the other full access to all the premises and books and records of it and to furnish the other with such financial and operating data and other information with respect to the business and properties of it as the other shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the other. In the event of termination of this agreement, ADNAS and PROHEALTH will each return to the other all documents, work papers and other material obtained from the other in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this agreement unless such information is readily ascertainable from public or published information or trade sources.

         2. Each of ADNAS and PROHEALTH shall use its best efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the SELLING ADNAS SHAREHOLDERS or PROHEALTH , as the case may be, to consummate the reorganization.


ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF PROHEALTH

         The obligations of PROHEALTH to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing date, of the following conditions, any one or more of which may be waived by PROHEALTH in its sole discretion:

         1. All representations and warranties made by ADNAS and the Selling ADNAS Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing date as if again made by ADNAS and the Selling ADNAS Shareholders on and as of such date, and, if the Closing date is other than the date hereof, PROHEALTH shall have received a certificate dated the Closing date and signed by ADNAS and the ADNAS SHAREHOLDERS to that effect.

         2. ADNAS and the Selling ADNAS Shareholders shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing date, and PROHEALTH shall have received a certificate dated the Closing date and signed by ADNAS and the selling ADNAS SHAREHODLERS to that effect.

         3. All consents, waivers, authorizations and approvals required in order for the Selling ADNAS Shareholders to deliver their shares hereunder shall have been duly obtained and shall be in full force and effect on the Closing date.

         4. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ADNAS shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

         5. During the period from the date hereof to the Closing date, there shall not have been any event, development, occurrence or change that has had or could reasonably be expected to have a material adverse effect on the financial position of ADNAS.

         6. PROHEALTH shall have received such other duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as PROHEALTH or its counsel may reasonably request.

         7. All certificates, instruments and other documents required to be executed or delivered by or on behalf of ADNAS and the Selling ADNAS Shareholders under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of ADNAS and the Selling ADNAS Shareholders in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for PROHEALTH .

         8. Each of the officers and directors of ADNAS shall have tendered his or her resignations as officers and directors of ADNAS on or before the date set for closing.


ARTICLE IX
CONDITIONS TO OBLIGATIONS
OF ADNAS AND THE SELLING
ADNAS SHAREHOLDERS

         The obligations of ADNAS and the Selling ADNAS Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing date, of the following conditions, any one or more of which may be waived by ADNAS and the Selling ADNAS Shareholders.

         1. All representations and warranties made by PROHEALTH in this Agreement shall be true and correct in all material respects on and as of the Closing date as if again made by PROHEALTH on and as of such date, and if the Closing date is other than the date hereof, ADNAS shall have received a certificate dated the Closing date and signed by the President of PROHEALTH to that effect.

         2. PROHEALTH shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing date, and ADNAS shall have received a certificate dated the Closing date and signed by the President of PROHEALTH to that effect.

         3. All consents, waivers, authorizations and approvals required in order for PROHEALTH to deliver its shares as required hereunder shall have been duly obtained and shall be in full force and effect on the Closing date.

         4.No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

         5. During the period from the date hereof to the Closing date, there shall not have been any event, development, occurrence or change that has had or could reasonably be expected to have a material adverse effect on the financial position of PROHEALTH.

         6. ADNAS shall have received such other duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this agreement as ADNAS or its counsel may reasonably request.


         7. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of PROHEALTH under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of PROHEALTH in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for ADNAS.





ARTICLE X
TERMINATION AND ABANDONMENT

         1. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a) by the mutual written consent of PROHEALTH  and ADNAS;
(b) by PROHEALTH if all the conditions set forth in Article IX of this Agreement shall not have been satisfied or waived on or before the Closing date;
(c) by the  Selling  ADNAS  Shareholders,  if all the  conditions  set  forth in
Article X of this Agreement shall not have been satisfied or waived on or before the Closing date;
(d) by the Selling ADNAS Shareholders or PROHEALTH if the other party or parties hereto fail to comply in any material respect with any of its or their covenants or agreements contained herein, or breaches its or their representations and warranties in any material way; by the Selling ADNAS Shareholders or by PROHEALTH if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or
(e) By the Selling ADNAS Shareholders or PROHEALTH at any time after October 21, 2002 if the Closing has not occurred on or prior to such date.

         2. In the event of termination and abandonment of this Agreement pursuant to Section 1 of this Article XI, written notice thereof shall forthwith be given to the other party or parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by ADNAS, the Selling ADNAS Shareholders or PROHEALTH . If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article XI shall relieve any party of liability for breach of any provision of this Agreement occurring before such termination.

ARTICLE XI
MISCELLANEOUS

1. NOTICES. All notices to a party shall be deemed given when mailed by registered or certified mail to the address set forth below or such other address as may be substituted therefore by notice:

         To the Selling ADNAS Shareholders:


Lawrence Lee
P.O. Box 88715
Los Angeles, California 90009

RHL Management Corp.
8233 Roxbury Road
Los Angeles, CA 90069

         With a copy to:

                  Andrea Cataneo, Esq.
                  81 Meadowbrook Road
                  Randolph, NJ  07869


         TO:  PROHEALTH MEDICAL TECHNOLOGIES, INC.

                  Glenn Little
                  211 West Wall Street
                  Midland, TX 79701

         With a copy to:

                  Stephen Siskind
                  645 5th Avenue  Suite 403
                  New York, NY  10022

         2. INTEGRATION. This Agreement is the entire Agreement among the parties and supersedes any other prior agreement(s) among the parties with respect thereto except as herein specified. There are no representations, warranties or other agreements except as expressed in this Agreement. No alteration, modification, or waiver of term or condition hereof shall be binding unless in writing and signed by all parties.

         3. AMENDMENTS. This Agreement may be amended only with the written approval of both parties to the Agreement; provided, however, that no such amendment may be made that would cause a breach of any warranty or representation herein.

         4. NO ASSIGNMENT. This agreement may not be assigned by any party or by operation of law or otherwise.

         5. CONSTRUCTION. Whenever required by the context hereof, the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. This Agreement shall be deemed to have been mutually prepared by all parties and shall not be construed against any particular party as the draftsman.

         6. INTERPRETATION. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of Texas.

         7. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

         8. VENUE. Any controversy, claim or dispute arising out of or resulting from this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved in accordance with the laws of the State of Texas. Venue for any dispute involving this controversy shall be proper in the Courts of Texas or the United States District Court in Texas. The prevailing party in any dispute arising under this Agreement shall be entitled to costs and attorney fees.

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed to be an original.

         10. BROKERS' OR FINDERS' FEES. No agent, broker, person, or firm acting on behalf of either party or any of their subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee or financial advisory fee in connection with any of the transactions contemplated herein.

         11. EXHIBITS. All Exhibits described herein which are not attached to the Agreement at execution shall be attached within three calendar days thereafter, but not later than the Closing date. Each agreement shall be mutually agreed to by all parties and shall bear the signature of the party submitting same.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereunto set their hands and seals the day and year first above written.

                                            PROHEALTH MEDICAL TECHNOLOGIES, INC.


ATTEST:                                     By: /s/  Glenn Little
                                               -----------------------
                                               Glenn Little, President
/s/  illegible
--------------------
Secretary

                                            Applied DNA Sciences, Inc.


                                            By: /s/ Lawrence Lee
                                               -----------------------
                                                Lawrence Lee, President
ATTEST:

/s/ illegible
--------------------
Secretary
                                            SELLING ADNAS SHAREHODLERS:



                                             /s/  Lawrence Lee
                                            -----------------------
                                            Lawrence Lee

 /s/ Andrea Cataneo
--------------------                        RHL Management Corp.
Attest
                                             /s/  Rick Langley
                                            -----------------------
                                            Rick Langley, President